Exhibit 99.1

CareDx Announces Pricing of Public Offering of Common Stock

SOUTH SAN FRANCISCO, Calif., June 10, 2020 (GLOBE NEWSWIRE) — CareDx, Inc. (Nasdaq: CDNA), a leading precision medicine company focused on the discovery, development and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, today announced the pricing of an underwritten public offering of 3,906,250 shares of its common stock at a public offering price of $32.00 per share. The gross proceeds to CareDx from this offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be $125,000,000. In addition, CareDx has granted the underwriters a 30 day option to purchase up to 585,937 additional shares of its common stock offered in the public offering on the same terms and conditions. The offering is expected to close on or about June 15, 2020, subject to the satisfaction of customary closing conditions.

CareDx intends to use the net proceeds from this offering for working capital and general corporate purposes.

Goldman Sachs & Co. LLC and Jefferies LLC are acting as joint book-running managers for the offering. BTIG, LLC and Craig-Hallum Capital Group are acting as co-managers for the offering.

The public offering will be made pursuant to a shelf registration statement on Form S-3ASR (File No. 333-239049) previously filed with the Securities and Exchange Commission (the “SEC”) on June, 9, 2020, which became effective immediately upon filing pursuant to SEC rules. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, and when available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by e-mail at prospectus-ny@ny.email.gs.com or by telephone at (866) 471-2526; or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by e-mail at prospectus_department@jefferies.com or by telephone at (877) 821-7388.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About CareDx

CareDx, Inc., headquartered in South San Francisco, California, is a leading precision medicine solutions company focused on the discovery, development and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers products, testing services and digital healthcare solutions along the pre- and post-transplant patient journey, and is the leading provider of genomics-based information for transplant patients.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the underwritten public offering and the expected closing date thereof and the amount of proceeds expected from the offering. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including risks associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed by CareDx with the SEC on February 28, 2020 and the periodic reports that CareDx has subsequently filed with the SEC, and the preliminary prospectus supplement related to the proposed offering filed with the SEC on or about the date hereof. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

CONTACTS:

Investor Relations

Greg Chodaczek

347-620-7010

investor@caredx.com